Exhibit 8.01

List of Subsidiaries

Subsidiary	Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
PSA Laboratório Veterinário Ltda.	Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	Brazil	Sino dos Alpes Alimentos Ltda.
PDF Participações Ltda.	Brazil	PDF Participações Ltda.
Vip S.A. Emp.Part. Imobiliárias (i)	Brazil	Vip S.A. Emp.Part. Imobiliárias
Estabelecimento Levino Zaccardi y Cia. S.A.	Argentina	Estabelecimento Levino Zaccardi y Cia. S.A.
Avipal S.A. Construtora e Incorporadora (a)	Brazil	Avipal S.A. Construtora e Incorporadora
Avipal Centro–oeste S.A. (a)	Brazil	Avipal Centro–Oeste S.A.
UP! Alimentos Ltda.	Brazil	UP! Alimentos Ltda.
Perdigão Trading S.A. (a)	Brazil	Perdigão Trading S.A.
BRF GmbH	Austria	BRF GmbH
Perdigão Europe Ltd.	Portugal	Perdigão Europe Ltd.
Perdigão International Ltd.	Cayman Islands	Perdigão International Ltd
BFF International Ltd.	Cayman Islands	BFF International Ltd.
Highline International Ltd. (a)	Cayman islands	Highline International Ltd.
Plusfood Germany GmbH	Germany	Plusfood Germany GmbH
Perdigão France SARL	France	Perdigão France SARL
Plusfood Holland B.V.	Netherlands	Perdigão Holland B.V.
Plusfood Groep B.V (o)	Netherlands	Plusfood Groep B.V
Plusfood B.V	Netherlands	Plusfood B.V
Plusfood UK Ltd.	United Kingdom	Plusfood UK Ltd.
Plusfood Wrexham Ltd. (f)	United Kingdom	Plusfood Wrexham Ltd.
Plusfood Iberia SL	Spain	Plusfood Iberia SL
Plusfood Italy SRL	Italy	Plusfood Italy SRL
BRF Japan KK (k)	Japan	BRF Japan KK
BRF Singapore PTE Ltd.	Singapore	BRF Singapore PTE Ltd.
Plusfood Hungary Trade and Service LLC	Hungary	Plusfood Hungary Trade and Service LLC
BRF Global GmbH (b)	Austria	BRF Global GmbH
Xamol Consultores Serviços Ltda. (a)	Portugal	Xamol Consultores Serviços Ltda.
BRF Brasil Foods Africa Ltd.	South Africa	BRF Brasil Foods Africa Ltd.
BRF Global Company Nigeria Ltd. (l)	Nigeria	BRF Global Company Nigeria Ltd.
BRF Korea LLC (m)	South Korea	BRF Korea LLC
Sadia International Ltd.	Cayman Islands	Sadia International Ltd.

Sadia Uruguay S.A.	Uruguay	Sadia Uruguay SA.
Sadia Chile S.A. (c)	Chile	Sadia Chile S.A.
Sadia Alimentos S.A. (d)	Argentina	Sadia Alimentos S.A.
Sadia U.K. Ltd.	United Kingdom	Sadia U.K. Ltd.
Sadia Overseas Ltd.	Cayman Islands	Sadia Overseas Ltd.
Sadia Foods GmbH	Germany	Sadia Foods GmbH
Wellax Food Logistics C.P.A.S.U. Lda.	Madeira Island, Portugal	Wellax Food Logistics C.P.A.S.U, Lda.
Qualy B.V. (b)	Netherlands	Qualy B.V.
Badi Ltd.	Dubai	Badi Ltd.
AL-Wafi	Saudi Arabia	AL-Wafi
Federal Foods Ltd. (j)	United Arab Emirates	Federal Foods Ltd.
Sadia GmbH (n)	Austria	Sadia GmbH
Al-Wafi Food Products Factory LLC	United Arab Emirates	Al-Wafi Food Products Factory LLC
BRF Foods LLC	Russia	BRF Foods LLC
Rising Star Food Company Ltd.	China	Rising Star Food Company Ltd.
Quickfood S.A.	Argentina	Quickfood S.A.
K&S Alimentos S.A. (g)	Brazil	K&S Alimentos S.A.
Avex S.A. (e)	Argentina	Avex S.A.
Flora Dánica S.A. (e)	Argentina	Flora Dánica S.A.
Flora San Luis S.A. (e)	Argentina	Flora San Luis S.A.
GB Dan S.A. (e)	Argentina	GB Dan S.A.
BRF Suínos do Sul Ltda (h)	Brazil	BRF Suínos do Sul Ltda.
Nutrifont Alimentos S.A. (i)	Brazil	Nutrifont Alimentos S.A.
PP-Bio Administração de bens Próprios S.A. (p)	Brazil	PP-Bio Administração de bens Próprios S.A.

(a)           Dormant companies.

(b)           The wholly-owned subsidiary BRF Global GmbH, formerly known as Acheron Beteiligung GmbH, has 101 direct subsidiaries in Madeira Island, Portugal, which interest amounted to R$2,799  thousand; and the wholly-owned subsidiary Qualy B.V. has 2013 subsidiaries in The Netherlands, which interest amounted to R$10,546 thousand. Both subsidiaries were incorporated to operate in the European market, which applies import quotas for poultry and turkey meat, and to increase the Company's market participation.

(c)           Acquisition of remaining shares, held by non-controlling shareholders, equivalent to 40.0% of the capital stock, on September 2011.

(d)           Exchange of capital stock within companies in the group on September 2011.

(e)           Acquired on October 2011. Increasing of share participation on December 2012.

(f)            The shares of Plusfood Wrexham Ltd.  (new name of Fribo Foods Ltd.), which were fully held by the wholly-owned subsidiary Plusfood Finance UK Ltd., were transferred to the wholly-owned subsidiary Plusfood Groep B.V. on June 7, 2010.

 (g)          Change of Shareholder on December 31th, 2012.

(h)           Acquisition of shares on October 10, 2012.

(i)            Acquisition of shares on November 5, 2012.

(j)            BRF acquired 49% equity interest entitled to 60% of dividends, as permitted by Federal Law No 8/1984, in force in the United Arab Emirates and provided for in the shareholders' agreement

(k)           Change of name from BRF Brazil Foods Japan KK  to BRF Japan KK in September 09th, 2013.

(l)            Incorporation on July 11th, 2013.

(m)          Incorporation on October 10th, 2013.

(n)           Merger into BRF GmbH on March 31th, 2013.

(o)           Liquidated on March 31th, 2013.

(p)           Acquisition on November 29th, 2013